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lululemon athletica inc.
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lululemon athletica inc. Issues Statement

VANCOUVER, British Columbia, June 11, 2014 – lululemon athletica inc. (NASDAQ: LULU) (“lululemon”) today issued the following statement in response to a press release issued by Chip Wilson:

The lululemon Board of Directors and management team have been consistently focused on enhancing shareholder value and will continue to take actions to achieve this objective. The Board’s commitment to the value and reputation of the lululemon brand and the constant focus by the Board and management on the Company’s mission and core values is critical to enhancing long-term shareholder value.

The Board is overseeing lululemon’s strategy to strengthen the Company’s foundation, focus its product engine on innovation, and accelerate sustainable and controlled global expansion. By leveraging its design-led roots, strengthening its supply chain and providing an exceptional guest experience, we are confident that lululemon, under new CEO Laurent Potdevin’s leadership, will provide guests with the high-quality, technical products they know and love and create value for shareholders.

Contrary to Mr. Wilson’s assertions, lululemon’s Board members are aligned with the Company’s core values and possess the necessary expertise to successfully lead lululemon forward.

About lululemon athletic inc.

lululemon athletica (LULU) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier, fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the future of our products or results of operations. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand, including any negative publicity regarding our products or the production methods of our suppliers or manufacturers; the acceptability of our products to our guests; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; our exposure to various types of litigation; increasing product costs and decreasing selling prices;

our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast customer demand for our products; our ability to manage our growth and the increased complexity of our business effectively; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our highly competitive market and increasing competition; our ability to deliver our products to the market and to meet customer expectations if we have problems with our distribution system; our ability to protect our intellectual property rights; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; the continued service of our senior management; seasonality; fluctuations in foreign currency exchange rates; the operations of many of our suppliers are subject to international and other risks; our ability to source our merchandise profitably or at all; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

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